Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Paul B. Susie
Chief Financial Officer &
Executive Vice President
Email: psusie@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Significant Year-Over-Year Earnings Growth

Annapolis, MD (April 23, 2018) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Savings Bank, FSB, today announced an increase in net income of over 100% for the first quarter of 2018 versus the first quarter of 2017. Net income was $1.9 million versus $925 thousand for the quarters ended March 31, 2018 and 2017, respectively. On a diluted per share basis, earnings were $0.15 versus $0.06 for the quarters ended March 31, 2018 and 2017, respectively.

Net interest income increased 19% during the first quarter of 2018. Net interest income was $7.0 million during the first quarter of 2018 versus $5.9 million during the first quarter of 2017. The increase is due to higher interest income resulting from loan growth and lower interest expense on borrowings. Interest expense on borrowing has decreased due to maturing FHLB advances being refinanced at lower rates.

Non-interest income increased to $1.9 million in the first quarter of 2018 versus $1.4 million in the first quarter of 2017.  The increase was due to higher volume of fees on a growing deposit portfolio and higher sales of mortgages into the secondary market. Non-interest expenses increased modestly to $6.2 million in the first quarter of 2018 versus $5.7 million in the first quarter of 2017. The increase is due to added staffing which was needed to support the growth in our lending and deposit programs.

“We are pleased to report earnings for the quarter that show substantial progress year over year,” stated Alan J. Hyatt, President and Chief Executive Officer.  Mr. Hyatt continued, “The Company has seen notable improvement in asset quality, and recently also announced payment of a dividend to shareholders. We continue to execute our strategy of generating core deposits and growing our commercial and mortgage lending units.  While our results for the quarter are trending in the right direction, we remain focused on continued improvement in our operations and enhancing long term shareholder value.”

About Severn Savings Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $801 million and five branches located in Annapolis, Edgewater, Severna Park and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Year Ended March 31,
	2018	2017	$ Change	% Change

Interest Income

Interest on loans	$8,371	$7,131	$1,240	17.38%
Interest on securities	320	269	51	18.99%
Other interest income	186	157	29	18.45%

Total interest income	8,877	7,557	1,320	17.46%

Interest Expense

Interest on deposits	1,133	975	158	16.18%
Interest on long term borrowings	760	996	(236)	-23.67%

Total interest expense	1,893	1,971	(78)	-3.96%

Net interest income	6,984	5,586	1,398	25.02%

Provision for (reversal of) loan losses	0	(275)	275	-100.00%

Net interest income after provision for (reversal of) loan losses	6,984	5,861	1,123	19.15%

Non-interest income

Mortgage-banking revenue	595	535	60	11.20%
Real Estate Commissions	385	380	5	1.40%
Real Estate Management Income	183	194	(11)	-5.53%
All other income	706	249	457	183.58%

Net non-interest income	1,870	1,358	512	37.68%

Net interest income after provision for (reversal of) loan losses plus non-interest income	8,853	7,219	1,634	22.64%

Non-Interest Expenses

Compensation and related expenses	4,278	3,757	521	13.86%
Net Occupancy & Depreciation	344	336	8	2.44%
Net Costs of Foreclosed Real Estate	32	33	(1)	-2.81%
Other	1,569	1,549	20	1.27%

Total non-interest expenses	6,223	5,675	548	9.65%

Income before income tax provision	2,631	1,544	1,087	70.37%

Income tax provision	745	619	126	20.43%

Net income	$1,885	$925	$960	103.80%
Net income available to common shareholders	$1,815	$855	$960	112.28%

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	March 31, 2018	December 31, 2017	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$2,291	$2,382	$(90)	-3.79%
Federal funds and Interest bearing deposits in other banks	16,016	19,471	(3,455)	-17.74%
Certificates of deposit held for investment	8,780	8,780	0	0.00%
Investment securities available for sale	12,011	10,119	1,892	18.70%
Investment securities held to maturity	49,911	54,303	(4,392)	-8.09%
Loans held for sale	5,803	4,530	1,272	28.08%
Loans receivable	669,912	668,151	1,760	0.26%
Loan valuation allowance	(8,169)	(8,055)	(114)	1.41%
Accrued interest receivable	2,454	2,640	(186)	-7.03%
Foreclosed real estate, net	237	403	(166)	-41.19%
Premises and equipment, net	23,121	23,139	(18)	-0.08%
Restricted stock investments	4,844	4,489	355	7.91%
Bank owned life insurance	5,104	5,064	41	0.81%
Deferred income taxes	4,565	5,302	(737)	-13.90%
Prepaid expenses and other assets	4,205	4,070	135	3.31%

	$801,085	$804,788	$(3,703)	-0.46%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$589,916	$602,228	$(12,312)	-2.04%
Borrowings	96,500	88,500	8,000	9.04%
Subordinated debentures	20,619	20,619	-	0.00%
Accounts payable and accrued expenses	1,632	2,340	(709)	-30.27%

Total Liabilities	708,667	713,688	(5,021)	-3.79%

Preferred stock	4	4	-	-3.79%
Common stock	122	122	(0)	-3.79%
Additional paid-in capital	65,060	65,137	(77)	-3.79%
Retained earnings	27,320	25,873	1,448	-3.79%
Accumulated comprehensive income (loss)	(89)	(36)	(52)	-3.79%

Total Stockholders' Equity	92,419	91,100	1,319	1.45%

	$801,085	$804,788	$(3,702)	-0.46%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Per Share Data:
Basic earnings per share	$0.15	$0.07
Diluted earnings per share	$0.15	$0.07
Average basic shares outstanding	12,241,554	12,125,553
Average diluted shares outstanding	12,334,637	12,210,580

Performance Ratios:
Return on average assets	0.94%	0.48%
Return on average equity	8.22%	4.24%
Net interest margin	3.66%	3.09%
Efficiency ratio *	69.92%	81.25%

	March 31, 2018	December 31, 2017
Asset Quality Data:
Non-accrual loans	$5,702	$5,710
Foreclosed real estate	237	403
Total non-performing assets	5,939	6,113
Total non-accrual loans to total loans	0.9%	0.9%
Total non-accrual loans to total assets	0.7%	0.7%
Allowance for loan losses	8,169	8,055
Allowance for loan losses to total loans	1.2%	1.2%
Allowance for loan losses to total non-accrual loans	143.3%	141.1%
Total non-performing assets to total assets	0.7%	0.8%
Non-accrual troubled debt restructurings (included above)	811	819
Performing troubled debt restructurings	12,758	13,713
Loan to deposit ratio	113.6%	110.9%

*	This non-GAAP financial measure is calculated as non-interest expenses less OREO expenses divided by net interest income plus non-interest income.